EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-33103) pertaining to the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan of our report dated January 22, 1999 with respect to the consolidated financial statements of Park Bancorp, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included elsewhere herein.



                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 19, 1999